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                                                                   Exhibit 10.15


                              Letter of Agreement

This letter of agreement specifies the major points of agreement between Eastern Washington University, Davis Communications, Inc., and Optimal Systems Integrators, Inc. under which Davis Communications, Inc. and Optimal Systems Integrators, Inc. will deliver Internet services to 900 dormitory rooms on the Eastern Washington University campus. This Letter of Agreement will become an attachment to and will be incorporated into the Agreement for Cable Television Services, entered into between Davis Communications, Inc. and Eastern Washington University, dated October 1, 1994.

Basic Terms:

     The term of the agreement will be three years with service beginning on or before September 15, 1997. However, if Eastern Washington University determines that the service has not been satisfactorily provided during year one, the University may cancel subject to a specified cancellation fee of $2.50 per room per month for year one (nine months).

     The goal of the service is to provide students with download access comparable to the T1-served LAN-based systems as are available to the students in the University Lab and Classroom systems.

     Davis Communications, Inc. and Optimal Systems Integrators, Inc. will provide high-speed Internet services via cable TV distribution to 900 dormitory rooms in the following five (5) buildings: Pierce, Morrison, Dressler, Streeter, and Dryden. High-speed Internet access is defined as download speeds from local services of not less than 256 Kilobits/s provided that 20% or less of all rooms are concurrently accessing the Internet. Download speeds from specific non-local Internet sites are understood to be beyond the control of Davis Communications, Inc. and Optimal Systems Integrators, Inc. It is also understood that the service is asymmetrical and is not appropriate for hosting of student-operated web sites or other Internet publishing activities.

     Davis Communications, Inc. will bill the University quarterly in arrears, based on 900 rooms, as such:

          . During year one, $7.50 per room per month for nine months (three quarters) ($60,750).

          . During years two and three, $10.00 per room per month for nine months (three quarters) ($81,000/yr.).
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          .    If the service is cancelled prior to the onset of year two, an additional $2.50 per room per month for year one service is due and payable at service cancellation ($20,250).

     The University will pay the City of Cheney franchise tax and other applicable taxes.

     Davis Communications, Inc. and Optimal Systems Integrators, Inc. are responsible for the reliable operation of the electronic equipment, the wiring, and the other components accessible to them that are necessary to the provision of Internet access to the University's dormitory. Neither Davis Communications, Inc. nor Optimal Systems Integrators, Inc. will be held responsible for short-term service outages resulting from common carrier failures or error conditions existing "out in the Internet" or failure of equipment completely outside the control of either party.

     Davis Communications, Inc. and Optimal Systems Integrators, Inc. are not liable for any consequential damages due to any service outage.

     Davis Communications, Inc. and Optimal Systems Integrators, Inc. are responsible for user-level customer service concerning the operation and availability of Internet access to dormitory residents.

Other Understandings:

     Optimal Systems Integrators, Inc.:
     ---------------------------------

          Optimal Systems Integrators, Inc. will provide actual Internet Access via its PeRKInet technology. (In order to do this Optimal Systems Integrators, Inc. will purchase, install, and make operational all active network components, excepting the Davis Communications, Inc. Cable TV distribution system.) Ownership of this equipment remains with Optimal Systems Integrators, Inc.

          Optimal Systems Integrators, Inc. will provide user technical support to dormitory residents between the hours of 7:00 A.M. and 11:00 P.M. This support is understood to be for Internet access related issues and to be restricted to Win95, WindowsNT, Win3.1, and Macintosh operating systems. Optimal Systems Integrators, Inc. may, at its discretion, provide user support for other operating systems.

          Optimal Systems Integrators, Inc. will maintain and keep operational those system components installed by Optimal Systems Integrators, Inc. both at Davis Communications' Head End facility and located on the University. Furthermore, Optimal Systems Integrators, Inc. will maintain and keep operational connectivity to the Internet.

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          Optimal Systems Integrators, Inc. will be responsible for overall
          Network Management as it relates to delivery of Internet services to the University's dormitories.

          Optimal Systems Integrators, Inc. will man and operate a user assistance booth during the first four weeks of each academic year. The booth shall be located in the Student Union building and the University shall supply the space at no charge.

          Optimal Systems Integrators, Inc., in cooperation with Davis Communications, Inc., will be responsible for the termination and testing of the existing Category 5 writing in the dormitories, now to be used exclusively for delivery of Internet services.

     Davis Communications, Inc.:
     --------------------------

          Davis Communications, Inc. will make available 6MHz analog Television bandwidths in increments of not less than 2MHz to be used for the delivery of Internet services.

          Davis Communications, Inc. will keep its distribution system in compliance with FCC specifications in order to assure quality of service for Internet services.

          Davis Communications, Inc. will provide Cable TV service to riser system in each dormitory.

          Davis Communications, Inc. will provide space and access in its Head End facility for PeRKInet hardware and termination of communication circuits and their servicing by Optimal Systems Integrators, Inc. staff.

          Davis Communications, Inc. will respond to and resolve Cable TV-related outages.
          Davis Communications, Inc. will be responsible for billing.

          Davis Communications, Inc. will be jointly responsible with Optimal Systems Integrators, Inc. for maintaining the existing Category 5 cable within the dormitories.

     Eastern Washington University:
     -----------------------------

          Eastern Washington University will make available to Davis Communications, Inc. and Optimal Systems Integrators, Inc. access to and use of wiring closets and riser pathways in each dormitory facility for installation and maintenance activities.

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          Eastern Washington University will provide power at each wiring closet.

          Eastern Washington University will make available to Davis Communications, Inc. and Optimal Systems Integrators, Inc., at each dormitory, the existing usable Category 5 unshielded twisted pair wiring for the exclusive purpose of providing Internet access. Eastern Washington University will maintain ownership of the wire.

          Eastern Washington University will make available to Davis Communications, Inc. and Optimal Systems Integrators, Inc. two dry pair of telephone wire between each riser system and Eastern Washington University's MDF (Main Distribution Frame) for the exclusive purpose of providing dormitory Internet access.

          Eastern Washington University will provide not less than 36 vertical inches of 19" rack space within its MDF (and access to said space) for termination of telecommunication services and location of routing equipment and other network electronics.

          Eastern Washington University will provide space for a user assistance booth in the Student Union building for four weeks at the beginning of each academic year. This space will have access to a telephone line for modem access.

          Eastern Washington University understands that students are responsible for the purchase and installation of a 10Base-T Ethernet adapter and station cable.



Signed: /s/ (illegible)                       Dated:       7/11/97
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         Davis Communications, Inc.


Signed: /s/ Reed Olson                        Dated:       7/11/97
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         Optimal Systems Integrators, Inc.


Signed: /s/ Rich Romero                       Dated:       7/11/97
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         Eastern Washington University

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